As filed with the Securities and Exchange Commission on November 21, 2018

Registration No. 333-123009

Registration No. 333-123011

Registration No. 333-164686

Registration No. 333-209142

Registration No. 333-223186

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-123009

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-123011

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-164686

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-209142

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-223186

UNDER

THE SECURITIES ACT OF 1933

KMG CHEMICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	75-2640529
(State of Incorporation)	(IRS Employer Identification No.)

300 Throckmorton Street

Fort Worth, Texas 76102

(817) 761-6100

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

KMG Chemicals, Inc. 1996 Stock Option Plan

KMG Chemicals, Inc. 2004 Long-Term Incentive Plan

KMG Chemicals, Inc. 2009 Long-Term Incentive Plan

KMG Chemicals, Inc. 2016 Long Term Incentive Plan

(Full Title of the Plan)

H. Carol Bernstein

Vice President, Secretary and General Counsel

870 North Commons Drive

Aurora, Illinois 60504

(630) 375-5461

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (each, a “Registration Statement”, and collectively, the “Registration Statements”) filed by KMG Chemicals, Inc., a Texas corporation (“KMG”), with the Securities and Exchange Commission:

•                  Registration Statement on Form S-8 (No. 333-123009), filed with the Commission on February 25, 2005, which registered the offering of an aggregate of 375,000 shares of common stock, par value $0.01 per share (“Common Stock Shares”).

•                  Registration Statement on Form S-8 (No. 333-123011), filed on February 25, 2005, which registered the offering of an aggregate of 1,021,962 Common Stock Shares.

•                  Registration Statement on Form S-8 (No. 333-164686), filed on February 3, 2010, which registered the offering of an aggregate of 750,000 Common Stock Shares.

•                  Registration Statement on Form S-8 (No. 333-209142), filed on January 27, 2016, which registered the offering of an aggregate of 500,000 Common Stock Shares.

•                  Registration Statement on Form S-8 (No. 333-223186), filed on February 23, 2018, which registered the offering of an aggregate of 250,000 Common Stock Shares.

KMG entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 14, 2018, by and among KMG, Cabot Microelectronics Corporation, a Delaware corporation, and Cobalt Merger Sub Corporation, a Texas corporation and a wholly owned subsidiary of Cabot Microelectronics (“Merger Sub”), pursuant to which Merger Sub merged with and into KMG (the “Merger”), with KMG surviving the Merger as a wholly owned subsidiary of Cabot Microelectronics upon the terms and subject to the conditions set forth in the Merger Agreement. The Merger became effective on November 15, 2018.

In connection with the Merger, KMG is terminating all offers and sales of its securities registered pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. In accordance with undertakings made by KMG to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offerings, KMG hereby removes from registration any and all securities registered but unsold under the Registration Statements as of the date hereof.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aurora, State of Illinois, on November 21, 2018. No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933.

KMG CHEMICALS, INC.

By:	/s/ H. Carol Bernstein
H. Carol Bernstein
Vice President, Secretary and General Counsel

3